UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2019

BIOLASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36385	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	4 Cromwell Irvine, California	92618
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Public Offering

As previously announced, on October 24, 2019, BIOLASE, Inc. (the “Company”) entered into an underwriting agreement with The Benchmark Company, LLC and Dougherty & Company LLC, as underwriters (the “Underwriting Agreement”), in connection with the underwritten public offering of 7,820,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a price to the public of $0.5750 per share (the “Public Offering”). Pursuant to the terms of the Underwriting Agreement, on October 29, 2019, the Company sold 7,820,000 shares of Common Stock and received net proceeds of approximately $4.2 million, after deducting the underwriting discount, but before transaction costs. The Company has granted the underwriters of the Public Offering an over-allotment option to purchase up to an additional 1,173,000 shares of Common Stock at the public offering price, less the underwriting discount, which may be exercised at any time within 30 days after the date of the Underwriting Agreement.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Private Placement

As previously announced, on October 24, 2019, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and among the Company, the Schuler Family Foundation, Oracle Partners, LP, Oracle Institutional Partners, LP and Oracle Ten Fund, LP (collectively, the “Investors”). Pursuant to the terms of the Purchase Agreement, on October 29, 2019, the Company sold to the Investors an aggregate of 69,565 shares of Series E Participating Convertible Preferred Stock, par value $0.001 per share (“Series E Preferred Stock”), at a per share price of $57.50 in a private placement (the “Private Placement”), and received gross proceeds of approximately $4.0 million, before transaction costs. Each share of Series E Preferred Stock will be convertible into 100 shares of Common Stock reflecting a conversion price equal to $0.5750 per share, subject to customary anti-dilution adjustments. The shares of Series E Preferred Stock automatically convert into shares of Common Stock upon receipt of the Requisite Stockholder Approval described in Item 3.03 below. The shares of Series E Preferred Stock have no other conversion rights. For a summary of the terms, rights, obligations and preferences of the Series E Preferred Stock, refer to Item 3.03 below.

Larry N. Feinberg is the managing member of Oracle Associates, LLC, which is the general partner of Oracle Partners, LP, Oracle Institutional Partners, LP and Oracle Ten Fund, LP, and, prior to the closing of the Private Placement, beneficially owned approximately 25% of the issued and outstanding shares of Common Stock. Jack W. Schuler is the President of the Schuler Family Foundation and, prior to the closing of the Private Placement, beneficially owned approximately 32% of the issued and outstanding shares of Common Stock.

The Purchase Agreement contains customary representations, warranties and covenants by the Company, customary indemnification obligations of the Company and the Investors, including for liabilities under the Securities Act, and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The shares of Series E Preferred Stock were offered in reliance upon exemptions from registration under the Securities Act afforded by Regulation D and corresponding provisions of state securities laws. Each of the

Investors is either a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act or an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Company has agreed to use commercially reasonable efforts to file, within 30 days following receipt of the Requisite Stockholder Approval, a registration statement with the U.S. Securities and Exchange Commission to register the resale of the shares of Common Stock underlying the Series E Preferred Stock.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above under “Private Placement” is hereby incorporated into this Item 3.02 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the completion of the Private Placement, on October 29, 2019, the Company filed the Certificate of Designations, Preferences and Rights of Series E Participating Convertible Preferred Stock of BIOLASE, Inc. (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the terms, rights, obligations and preferences of the Series E Preferred Stock. The Certificate of Designations became effective upon the filing with the Secretary of State of the State of Delaware. The number of shares of Series E Preferred Stock designated is 70,000, and each share of Series E Preferred Stock has a stated value equal to $57.50.

Voting Rights

Except as otherwise provided by the General Corporation Law of the State of Delaware (the “DGCL”), other applicable law or as provided in the Certificate of Designations, the holders of the Series E Preferred Stock will not be entitled to vote (or render written consents) on any matter submitted for a vote (or written consents in lieu of a vote as permitted by the DGCL, the charter and the bylaws) of holders of Common Stock. The consent of the holders of at least a majority of the outstanding shares of Series E Preferred Stock will be required to alter or change adversely the terms of the Series E Preferred Stock. The express prior written consent of both underwriters of the Public Offering described in Item 1.01 above or their respective designees will be required to directly or indirectly alter, modify or repeal any terms, conditions or other provisions of the Series E Preferred Stock in a manner adverse to the interests of the holders of the Common Stock (as so reasonably determined by such underwriters or their respective designees).

Dividends

If the Board of Directors declares a cash dividend payable upon the Common Stock, then the holders of the outstanding shares of Series E Preferred Stock will be entitled to the amount of dividends as would be payable in respect of the number of shares of Common Stock into which the shares of Series E Preferred Stock could be converted, such number to be determined as of the record date for the dividend or, if no such record date is established, as of the date of such dividend. Dividends are payable at the same time as and when dividends on the Common Stock are paid to the holders of Common Stock.

Liquidation Preference

In the event of any liquidation, dissolution, or winding up of the Company whether voluntary or involuntary (each, a “Liquidation”), the holders of Series E Preferred Stock will be entitled to have set apart for them, or to be paid, out of the assets of the Company available for distribution to stockholders (whether such assets are capital, surplus or earnings) after provision for payment of all debts and liabilities of the Company in accordance with the DGCL, before any distribution or payment is made with respect to any shares of junior securities and subject to the liquidation rights and preferences of any class or series of senior securities and parity securities, an amount equal to the greater of (i) $57.50, being the purchase price per share of Series E Preferred Stock (which amount shall be subject to customary anti-dilution adjustments) plus the all accrued but unpaid dividends thereon and (ii) such amount as would have been payable on the number of shares of Common Stock into which the shares of Series E Preferred Stock could have been converted immediately prior to such Liquidation.

Conversion

The number of shares of Common Stock into which each share of Series E Preferred Stock is initially convertible is equal to the number obtained by dividing (i) the sum of $57.50, being the initial purchase price per share of the Series E Preferred Stock, and the amount of any accrued but unpaid dividends thereon by (ii) $0.5750, being the conversion price per share of Series E Preferred Stock, subject to customary anti-dilution adjustments. This reflects an initial conversion rate of 100 shares of Common Stock for each share of Series E Preferred Stock, and an initial conversion price per share of Common Stock equal to the public offering price of the shares of Common Stock sold pursuant to the Public Offering. Each share of Series E Preferred Stock will be automatically converted upon obtaining the Requisite Stockholder Approval (as defined below) and filing the related certificate of amendment to the Company’s charter with the Secretary of State of the State of Delaware.

Subject to applicable law, the rules and regulations of Nasdaq and the Company’s charter and bylaws, the Company will establish a record date for, call, give notice of, convene and hold a meeting of the holders of Common Stock, no later than June 1, 2020, for the purpose of voting upon any and all corporate actions in furtherance of the full conversion of the outstanding shares of Series E Preferred Stock into shares of Common Stock, including, without limitation, effectuating an amendment to the charter to increase the number of authorized shares of Common Stock and satisfy Nasdaq requirements with respect to the issuance of Common Stock upon conversion of the Series E Preferred Stock (the “Corporate Actions”) to secure the favorable vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Stockholders’ Meeting with respect to the Corporate Actions (the “Requisite Stockholder Approval”).

The Company will file with the Secretary of State of the State of Delaware a certificate of amendment to its charter reflecting the approval of the Corporate Actions promptly following receipt of the Requisite Stockholder Approval. Upon such filing, all shares of Series E Preferred Stock will be automatically converted, without any further action by the holders of such shares, into the number of fully paid and nonassessable shares of Common Stock equal to the number obtained by dividing (i) the stated value of such Series E Preferred Stock, plus the amount of any accrued but unpaid dividends as of the conversion date by (ii) the conversion price in effect on the conversion date (determined as provided in the Certificate of Designations). The Certificate of Designations contains customary anti-dilution adjustments to the conversion price in the event of stock dividends, subdivisions or splits and upon stock combinations.

In the event of (A) a capital reorganization of the Common Stock, (B) a reclassification of the Common Stock (other than a subdivision, split-up or combination of shares) or (C) a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, reclassification, merger, or consolidation or sale, provision will be made so that holders of Series E Preferred Stock, as the case may be, shall thereafter be entitled to receive upon conversion of the Series E Preferred Stock, the kind and amount of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted its shares of Series E Preferred Stock immediately prior to such capital reorganization, reclassification, merger, consolidation or sale.

Redemption

At any time and from time to time on or after the third anniversary of the closing of the Private Placement, the Company may elect, by delivering an irrevocable written notice to the holders of Series E Preferred Stock, to redeem all or any portion of the Series E Preferred Stock held by such holder at a price per share equal to the stated value per share plus an amount equal to all accrued and unpaid dividends thereon to the date of such notice. No redemption may be effected in violation of any applicable laws, rules and/or regulations including the DGCL and/or the terms of any of the Company’s debt or other securities and/or contractual obligations. Shares of Series E Preferred Stock are not entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Ranking

The Series E Preferred Stock will rank senior to the Common Stock with respect to distributions upon any Liquidation, on parity to any class or series of the Company’s capital stock hereafter created specifically ranking by its terms on parity with the Series E Preferred Stock and junior to any class or series of the Company’s capital stock hereafter created specifically ranking by its terms senior to the Series E Preferred Stock.

The foregoing summary of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated October 24, 2019, between the Company and The Benchmark Company, LLC and Dougherty & Company LLC, as underwriters

3.1	Certificate of Designations, Preferences and Rights of Series E Participating Convertible Preferred Stock

99.1	Securities Purchase Agreement, dated October 24, 2019, among the Company and the investors listed on Schedule I thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE, INC.

Date:	October 29, 2019	By:	/s/ Todd A. Norbe
Todd A. Norbe
President and Chief Executive Officer